SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): December 24, 1997


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                         0-29230                51-0350842
(State or other jurisdiction           (Commission          (I.R.S. Employer
    of incorporation)                  File Number)         Identification No.)


 575 Broadway, New York, New York                 10012
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code: (212)941-2988


                                 Not Applicable
           Former name or former address, if changed since last report


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Item 2.  Acquisition and Disposition of Assets.

     On December 24, 1997, Take-Two Interactive Software, Inc. (the "Company") acquired all of the outstanding capital stock of L&J Marketing Inc. d/b/a Alliance Distributors ("Alliance"), a company engaged in the business of distributing software games. Pursuant to an Agreement and Plan of Merger by and among the Company, Inventory Management Systems, Inc., a wholly-owned subsidiary of the Company ("IMSI"), Alliance Inventory Management, Inc., a wholly-owned subsidiary of IMSI ("AIM"), Alliance, Jay Gelman, Larry Muller and Andre Muller, Alliance was merged with and into AIM and all of the outstanding shares of the capital stock of Alliance were converted into an aggregate of 500,000 shares of restricted Common Stock of the Company (the "Merger"). As additional consideration for the Merger, the Company made a capital contribution to Alliance in the amount of $1.5 million and granted five-year options to purchase an aggregate of 76,000 shares of Common Stock at a price of $2.00 per share. The Company intends to account for the acquisition of Alliance as a purchase.

     Simultaneously with the consummation of the Merger, AIM entered into a four-year employment agreement with each of Messrs. Gelman and Muller. Such agreements provide that each of Messrs. Gelman and Muller is entitled to receive an annual salary of $183,500 and incentive compensation equal to 5% of AIM's earnings before taxes. In addition, each of Messrs. Gelman and Muller are entitled to receive a bonus equal to 0.125% of the first $20 million in combined sales of AIM and the Company during each year.

     The source of the consideration paid in the foregoing transaction was authorized but unissued shares of Common Stock of the Company and cash on hand. The amount of consideration paid by the Company in connection with the transaction was determined by arm's-length negotiations.

     The descriptions of the agreements discussed above are qualified in their entirety by reference to such agreements, which are attached as exhibits and are incorporated herein by reference.

Item 5. Other Events.

     On December 24, 1997, IMSI and AIM entered into a revolving line of credit agreement with NationsBank, N.A. which provides for borrowings of up to $5,000,000. Advances under the line of credit are based on a borrowing formula equal to the lesser of (i) $5,000,000 or (ii) 80% of eligible accounts receivable, plus 50% of eligible inventory. Interest accrues on such advances at a rate of .75% over NationsBank's prime rate and is payable monthly. Borrowings under the line of credit are secured by a lien on accounts receivable and inventory of IMSI

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and AIM and are guaranteed by the Company. The loan agreement limits or prohibits IMSI and AIM, subject to certain exceptions, from declaring or paying cash dividends, merging or consolidating with another corporation, selling assets (other than in the ordinary course of business), creating liens and incurring additional indebtedness. The line of credit expires on May 31, 1998.

     The description of the terms of the line of credit contained herein is qualified in its entirety by reference to the loan documents, which are attached as exhibits and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of the Business Acquired.

     Audited financial statements relating to the acquisition will be filed by amendment within 60 days of the date this Report was required to be filed.

     (b)  Pro Forma Financial Information and Exhibits.

     Pro Forma financial information relating to the acquisition will be filed by amendment within 60 days of the date this report was required to be filed.

     (c)  Exhibits

          Exhibit 1 - Agreement and Plan of Merger dated as of December 22, 1997 by and among the Company, IMSI, AIM, Alliance, Jay Gelman, Larry Muller and Andre Muller.

          Exhibit 2 - Employment Agreement between AIM and Jay Gelman.

          Exhibit 3 - Employment Agreement between AIM and Larry Muller.

          Exhibit 4 - Loan Documents by and among NationsBank, N.A., IMSI, AIM and the Company, as guarantor.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 7, 1998

                                             TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                             By /s/ Ryan A. Brant
                                                --------------------------------
                                                Name:  Ryan A. Brant
                                                Title: Chairman







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